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AIM SELECT EQUITY FUND                                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  12/31/2009
FILE NUMBER:  811-1540
SERIES NO.:   2

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
72DD.           1  Total income dividends for which record date passed during the period. (000's Omitted)
                   Class A                                                                                             $   804
                2  Dividends for a second class of open-end company shares (000's Omitted)
                   Class Y                                                                                             $     9

73A.               Payments per share outstanding during the entire current period: (form nnn.nnnn)
                1  Dividends from net investment income
                   Class A                                                                                              0.0744
                2  Dividends for a second class of open-end company shares (form nnn.nnnn)
                   Class Y                                                                                              0.0862

74U.            1  Number of shares outstanding (000's Omitted)
                   Class A                                                                                              10,750
                2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                   Class B                                                                                               1,321
                   Class C                                                                                                 961
                   Class Y                                                                                                 108

74V.            1  Net asset value per share (to nearest cent)
                   Class A                                                                                             $ 15.99
                2  Net asset value per share of a second class of open-end company shares (to nearest cent)
                   Class B                                                                                             $ 13.84
                   Class C                                                                                             $ 13.81
                   Class Y                                                                                             $ 16.03
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